As filed with the Securities and Exchange Commission on May 30, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Silgan Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	06-126934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4 Landmark Square Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Silgan Holdings Inc.
Second Amended and Restated 2004 Stock Incentive Plan
(Full title of the plan)
 _________________________________________________

Frank W. Hogan, III, Esq.
Executive Vice President, General Counsel and Secretary
Silgan Holdings Inc.
4 Landmark Square
Stamford, Connecticut 06901
(Name and address of agent for service)

(203) 975-7110
(Telephone number, including area code, of agent for service)
 _________________________________________________

Copy to:

Robert J. Rawn, Esq.
Alexander J. May, Esq.
Jenner & Block LLP
1155 Avenue of the Americas
New York, NY 10036
(212) 891-1635

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 23, 2023, the Board of Directors of Silgan Holdings Inc. (the “Registrant”) approved the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan (the “Plan”), subject to approval of the Plan by the Registrant’s stockholders at the Registrant’s annual meeting of stockholders to be held in 2023. On May 30, 2023, the stockholders of the Registrant approved the Plan at the Registrant’s 2023 annual meeting of stockholders. This registration statement (this “Registration Statement”) registers the offer and sale of up to 3,410,184 shares of Common Stock, par value $0.01 per share, of the Registrant issuable under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.

The document(s) containing the information specified in Part I will be sent or given to employees and directors as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 23, 2023.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Commission on May 3, 2023.

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 22, 2023, March 8, 2023, March 24, 2023, April 6, 2023 and May 2, 2023.

(d)	The description of the Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on February 7, 1997 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Common Stock contained in Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 2, 2020, and any amendment or report filed with the Commission for the purpose of updating the description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Registrant’s Amended and Restated Certificate of Incorporation, as amended, and the Registrant’s Amended and Restated By-laws, as amended, provide for indemnification of the Registrant’s officers and directors against costs and expenses incurred in connection with any action or suit to which such person is a party to the fullest extent permitted by the DGCL. The Registrant has purchased directors’ and officers’ liability insurance covering certain liabilities which may be incurred by the Registrant’s directors and officers in connection with the performance of their duties. Certain of the Registrant’s affiliates also maintain insurance and provide indemnification substantially similar to the foregoing.

Item 7. Exemption from Registration Claims.

Not applicable.

Item 8. Exhibits.

    Incorporated by reference to the Exhibit Index attached hereto.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on May 30, 2023.

SILGAN HOLDINGS INC.

/s/ Adam J. Greenlee
Adam J. Greenlee
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Adam J. Greenlee and Frank W. Hogan, III, and each and any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Anthony J. Allott	Director	May 30, 2023
Anthony J. Allott

/s/ Leigh J. Abramson	Director	May 30, 2023
Leigh J. Abramson

/s/ William T. Donovan	Director	May 30, 2023
William T. Donovan

/s/ Kimberly A. Fields	Director	May 30, 2023
Kimberly A. Fields

/s/ Joseph M. Jordan	Director	May 30, 2023
Joseph M. Jordan

/s/ Robert B. Lewis	Director	May 30, 2023
Robert B. Lewis

/s/ Brad A. Lich	Director	May 30, 2023
Brad A. Lich

/s/ Niharika Ramdev	Director	May 30, 2023
Niharika Ramdev

/s/ Adam J. Greenlee	Chief Executive Officer, President and Director	May 30, 2023
Adam J. Greenlee	(Principal Executive Officer)

/s/ Kimberly I. Ulmer	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 30, 2023
Kimberly I. Ulmer

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Silgan Holdings Inc. (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K, dated June 13, 2006, Commission File No. 000-22117).

4.2
Amendment to the Amended and Restated Certificate of Incorporation of Silgan Holdings Inc. to amend the stockholder voting standard (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K, dated June 11, 2010, Commission File No. 000-22117).

4.3
Amendment to the Amended and Restated Certificate of Incorporation of Silgan Holdings Inc. to increase the number of authorized shares of the Registrant’s Common Stock (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K, dated June 11, 2010, Commission File No. 000-22117).

4.4
Amendment to the Amended and Restated Certificate of Incorporation of Silgan Holdings Inc. to permit an increase in the size of the Board of Directors for a period of time, to increase the number of authorized shares of the Registrant’s Common Stock and to make an immaterial administrative change (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K, dated June 15, 2018, Commission File No. 000-22117).

4.5
Amendment to the Amended and Restated Certificate of Incorporation of Silgan Holdings Inc. to permit an increase in the size of the Board of Directors for a period of time (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, Commission File No. 000-22117).

4.6
Amended and Restated By-laws of Silgan Holdings Inc. (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K, dated June 13, 2006, Commission File No. 000-22117).

4.7
First Amendment to Amended and Restated By-laws of Silgan Holdings Inc. (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, Commission File No. 000-22117).

*5.1	Opinion of Jenner & Block LLP.
*23.1	Consent of Ernst and Young LLP.
*24.1	Power of Attorney (contained on the signature page hereto).
*99.1	Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan.
*107	Filing Fee Table.

_____________________
* Filed herewith.